POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby

constitutes and appoints each of Patrice D. Blaeser,

Tara M. DeGeest, Cathy J. Hart, Catherine A. Jones and

Carol J. Peterson, signing singly, the undersigned's

true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in

the undersigned's capacity as an officer (as defined in

Rule 16a-1 promulgated by the Securities and Exchange

Commission) and/or director of Xcel Energy Inc. ("Xcel"),

Forms 3, 4, and 5 in accordance with Section 16(a) of

the Securities Exchange Act of 1934, Section 17(a) of

the Public Utility Holding Company Act of 1935, and the

respective rules thereunder;

(2) do and perform any and all acts for and on behalf

of the undersigned which may be necessary or desirable to

complete and execute any such Form 3, 4, or 5 and timely

file such form with the United States Securities and

Exchange Commission and any stock exchange or similar

authority; and

(3) take any other action of any type whatsoever,

including filing the Uniform Application for Access

Codes to File on EDGAR, in connection with the

foregoing which, in the opinion of such attorney-in-fact,

may be of benefit to, in the best interest of, or legally

required by the undersigned, it being understood

that the documents executed by such attorney-in-fact

on behalf of the undersigned pursuant to this Power

of Attorney shall be in such form and shall contain

such terms and conditions as such attorney-in-fact may

approve in his or her discretion.

The undersigned hereby grants to each such

attorney-in-fact full power and authority to do and

perform any and every act and thing whatsoever

requisite, necessary, or proper to be done in the

exercise of any of the rights and powers herein

granted, as fully to all intents and purposes as

the undersigned might or could do if personally

present, with full power of substitution or

revocation, hereby ratifying and confirming

all that such attorney-in-fact, or his or her

substitute or substitutes, shall lawfully do

or cause to be done by virtue of this Power

of Attorney and the rights and powers

herein granted.  The undersigned acknowledges

that the foregoing attorneys-in-fact, in

serving in such capacity at the request of

the undersigned, are not assuming, nor is

Xcel assuming, any of the undersigned's responsibilities

to comply with Section 16 of the Securities

Exchange Act of 1934.

This Power of Attorney shall remain in full force and

effect until the undersigned is no longer required

to file Forms 3, 4, and 5 with respect to the

undersigned's holdings of and transactions in

securities issued by Xcel, unless earlier revoked

by the undersigned in a signed writing delivered to

the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this

Power of Attorney to be executed as of this

17th day of March, 2006.

/s/ Richard K. Davis